Exhibit 10.1

Board of DIRECTORs AGREEMENT

This Board of Directors Agreement (“Agreement”) made effective as December 6, 2021, by and between BIMI International Medical Inc., with its principal place of business at 9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P.R.China (the “Company”) and _____, with an address at _______________________________________ (“Director”), provides for director services, according to the following terms and conditions:

I. Services Provided

The Director agrees, subject to the Director’s continued status as a director, to serve on the Company’s Board of Directors (the “Board”) and to provide those services required of a director under the Company’s Certificate of Incorporation and Bylaws, as both may be amended from time to time (“Articles and Bylaws”) and under the Delaware General Corporation Law, the federal securities laws and other state and federal laws and regulations, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be traded from time to time.  Director will also serve on such one or more committees of the Board as he or she and the Board shall mutually agree.

It is acknowledged that the Director has been serving on the Board prior to the date of this Agreement upon the election by the stockholders of the Company (the “Existing Board Services”), and the signing of this Agreement shall not alter the terms or conditions of the Existing Board Services in any aspect unless otherwise specified in this Agreement.

II. Nature of Relationship

The Director is an independent contractor and will not be deemed as an employee of the Company for any purposes by virtue of this Agreement.  The Director shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he or she earns under this Agreement.  The Director shall not, in his or her capacity as a director of the Company, enter into any agreement or incur any obligations on the Company’s behalf, without appropriate Board action.

The Company will supply, at no cost to the Director:  periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under the Company’s Articles and Bylaws or the charter of any committee of the Board on which the Director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this Agreement.

III. Director’s Representations and Warranties

The Director represents and warrants that no other party has exclusive rights to his services in the specific areas in which the Company is conducting business and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest as a result of his or her participation on the Board.  The Director also represents, warrants and covenants that so long as the Director serves on the Board, the Director will not enter into another agreement that will create a conflict of interest with this Agreement or the Company.  The Director further represents, warrants and covenants that he or she will comply with the Company’s Articles, Bylaws, policies and guidelines, all applicable laws and regulations, including Sections 10 and 16 of the Securities Exchange Act of 1934, as amended, and listing rules of The Nasdaq Stock Market LLC or any other stock exchanges on which the Company’s securities may be traded; that if he or she is designated by the Board as an independent director, he or she shall promptly notify the Board of any circumstances that may potentially impair his or her independence as a director of the Company; and that he or she shall promptly notify the Board of any arrangements or agreements relating to compensation provided by a third party to him or her in connection with his or her status as a director or director nominee of the Company or the services requested under this Agreement.

Throughout the term of this Agreement, the Director agrees he or she will not, without obtaining the Company’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with the Company’s business, products or services, including without limitation, products or services in the development stage, accept employment or provide services to (including but not limited to service as a member of a board of directors), or establish a business in competition with the Company; provided, however, that the Director may serve or continue to serve as an officer or director of one or more entities that are affiliated with the Company, including without limitation, entities in which the Company does not have a majority holding.

IV. Compensation

A. Cash Fee

Subject to Section VI and during the term of this Agreement, commencing on the date of this Agreement, the Company shall pay the Director, if the Company does not otherwise compensate the Director as an officer or employee, a non-refundable fee of $2,000 per month in consideration for the Director providing the services described in Section I.  This cash fee may be revised by action of the Board from time to time.  Such revision shall be effective as of the date specified in the resolution for payments not yet earned and need not be documented by an amendment to this Agreement to be effective.

B. Expenses

During the term of this Agreement, the Company will reimburse the Director for reasonable business related expenses approved by the Company in advance, such approval not to be unreasonably withheld.  Invoices for expenses, with receipts attached, shall be submitted.  Such invoices must be approved by the Company’s Chief Executive Officer or Chief Financial Officer as to form and completeness.

C. Equity Compensation

For his or her services as a director of the Company, the Director is eligible to receive awards under the Company’s equity incentive plans as may from time to time be determined by the Board or the administrator of such plan in its sole discretion.

V. Term of Agreement and Amendments

This Agreement shall be in effect from the date hereof through the last date of the Director’s current term as a member of the Board.  This Agreement shall be automatically renewed on the date of the Director’s reelection as a member of the Board for the period of such new term unless the Board determines not to renew this Agreement.  Any amendment to this Agreement must be approved by the Board.  Amendments to Section IV “Compensation” hereof do not require the Director’s consent to be effective.

VI. Termination

This Agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the Board.   In the event of expiration or termination of this Agreement, the Director agrees to return or destroy any materials transferred to the Director under this Agreement except as may be necessary to fulfill any outstanding obligations hereunder.  The Director agrees that the Company has the right of injunctive relief to enforce this provision.

The Company’s and the Director’s continuing obligations hereunder in the event of expiration or termination of this Agreement shall be subject to the terms of Section XII hereof.

VII. Limitation of Liability and Force Majeure

Under no circumstances shall the Company be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to the Company which are materially different from any to those made in writing by the Company.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

VIII. Confidentiality and Use of Director Information

The Director agrees to sign and abide by the Company’s Director Proprietary Information Agreement attached hereto as Exhibit A (the “Proprietary Information Agreement”).

The Director explicitly consents to the Company holding and processing both electronically and manually the information that he or she provides to the Company or the data that the Company collects which relates to the Director for the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the Director in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations, and the Director agrees to promptly notify the Company of any misstatement of a material fact regarding the Director, and of the omission of any material fact necessary to make the statements contained in such documents regarding the Director not misleading.

IX. Resolution of Dispute

Any dispute regarding this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of New York, the United States of America.  Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

X. Entire Agreement

This Agreement (including agreements executed in substantially the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and, except as otherwise set forth herein, may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XI. Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XII. Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above. Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIII. Survival of Obligations

Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, the Director’s obligations under the Proprietary Information Agreement, and the Company’s obligation to make any fees and expense payments required pursuant to Section IV due up to the date of the expiration or termination) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XIV. Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

XV. Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Director:		BIMI International Medical Inc.

By:		By:
	, Director		Name:
Title:

EXHIBIT A

DIRECTOR PROPRIETARY INFORMATION AGREEMENT

THIS DIRECTOR PROPRIETARY INFORMATION AGREEMENT (the “Agreement”) is made effective as of ______, 2021, by and between BIMI INTERNATIONAL MEDICAL INC., a Delaware corporation (“BIMI”), and ________ (the “Director”).

WHEREAS, the Director has agreed to serve on the Board of Directors of BIMI (the “Board”);

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by BIMI to the Director in connection with the Director serving on the Board; and

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1. Subject to the limitations set forth in Paragraph 2, all information disclosed by BIMI to the Director shall be deemed to be “Proprietary Information.”  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to BIMI, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of BIMI or any of its affiliates or subsidiaries, whether or oral, written, graphic or electronic form.

2. The term “Proprietary Information” shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by BIMI.

3. The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from BIMI.  The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his position at BIMI.  The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4. Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5. The Director represents, warrants and covenants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his or her own Proprietary Information from unauthorized use or disclosure.

6. All Proprietary Information (including all copies thereof) shall remain in the property of BIMI, and shall be returned to BIMI (or destroyed) after the Director’s need for it has expired, or upon request of BIMI, and in any event, upon the expiration or termination of that certain Board of Directors Agreement, of even date herewith, between BIMI and the Director (the “Director Agreement”).

7. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a) is in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the Director shall first have given BIMI notice of the Director’s receipt of such order and BIMI shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b) is otherwise required by law; or

(c) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8. This Agreement shall continue in full force and effect during the term of the Director Agreement.  This Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party.  The termination of this Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement indefinitely with respect to Proprietary Information that constitutes “trade secrets” and for a period of eighteen (18) months from the date of such termination with respect to other Proprietary Information.

9. This Agreement shall be governed by the laws of the State of New York.

10. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

11. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of BIMI, BIMI will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that BIMI shall be entitled to specific performance of the Director’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

Director:	BIMI International Medical Inc.

Signature:	Signature:
Print Name:	Print Name:
Title:	Title: